Exhibit 99.1

NEWS RELEASE for APRIL 8, 2004 at 9:00 AM EDT

Contact:	Matt Clawson (Investors)	Roderick de Greef
	Len Hall (Media)	Chief Financial Officer
	Allen & Caron, Inc.	Cardiac Science, Inc.
	(949) 474-4300	(949) 797-3800
matt@allencaron.com
len@allencaron.com

CARDIAC SCIENCE ANNOUNCES PRELIMINARY FIRST QUARTER REVENUE RESULTS

IRVINE, CA (April 8, 2004) ....Cardiac Science, Inc. (Nasdaq: DFIB) a leading manufacturer of life-saving automated public-access defibrillators (AEDs) and provider of comprehensive AED/CPR training services, today announced that revenue for its first quarter ended March 31, 2004 is expected to range between $15.6 and $15.9 million, representing growth of 11-13 percent over the comparable period last year.

Cardiac Science Chairman and CEO Raymond W. Cohen said, “The lower than expected revenue growth was primarily due to softer demand in the municipal segment of the domestic AED business combined with longer-than-expected selling cycles for larger customers. The Company’s overall growth prospects are undiminished and we are very optimistic about the second quarter’s revenue growth given the number of prospects in our direct sales channel pipeline, and based on the introduction of our two new AED products which will begin shipping to customers this quarter. We believe that other than the municipal sector, most segments of the AED market, including the markets we anticipate will drive future revenue growth (i.e., the corporate and government workplace markets), are growing at a healthy pace and we expect to return to revenue growth similar to prior quarters. In short, we do not believe that the first quarter’s results are indicative of the Company’s ability to grow revenue and improve gross margins in future periods.”

With respect to operating expenses and profitability, Cohen said, “Although the Company intends to increase its marketing expenditures, we have implemented certain cost reductions aimed at lowering our breakeven point. We estimate that our EBIT breakeven level will be reduced from $20 million in quarterly revenue to $18 million by the third quarter of 2004.”

The Company will provide additional details and financial guidance on a quarterly conference call and webcast following the report of Cardiac Science’s full first quarter 2004 results later this month.

About Cardiac Science

Cardiac Science develops, manufactures and markets Powerheart®-brand public-access defibrillators (AEDs) and offers comprehensive AED/CPR training and AED program management services that facilitate successful deployments. The Company also makes the Powerheart® CRM™, the

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CARDIAC SCIENCE ANNOUNCES PRELIMINARY FIRST QUARTER REVENUE RESULTS

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only FDA-cleared therapeutic patient monitor that instantly and automatically treats hospitalized cardiac patients who suffer life-threatening heart rhythms. Cardiac Science also manufactures its AED products on a private label basis for other leading medical companies. For more information, please visit www.cardiacscience.com, email Cardiac Science at info@cardiacscience.com or call 1 949 797 3800.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time the company, or its representatives, have made or may make forward looking statements orally or in writing. The words “estimate”, “potential”, “intended”, “expect”, “anticipate”, “believe”, and similar expressions or words are intended to identify forward looking statements. Such forward-looking statements include, but are not limited to the achievement of future revenue growth and operating profitability. Cardiac Science cautions that these statements are subject to substantial risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements and should not be relied upon by investors when making an investment decision. Information on these and other factors is detailed in the Company’s Form 10-K for the year ending December 31, 2003, subsequent quarterly filings, and other documents filed by the Company with the Securities and Exchange Commission.

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